Exhibit (h)(51) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

AMENDMENT NO. 2 TO
PARTICIPATION AGREEMENT AMONG
THE HUNTINGTON FUNDS,
EDGEWOOD SERVICES, INC.,
HUNTINGTON ASSET ADVISORS, INC.,
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
and
TRANSAMERICA LIFE INSURANCE COMPANY

           Amendment No. 2 to the Participation Agreement (“Agreement”) among The Huntington Funds (the “Trust”); Transamerica Financial Life Insurance Company; Transamerica Life Insurance Company (collectively, the “Companies”); Edgewood Services, Inc. (the “Distributor”); and Huntington Asset Advisors, Inc. (the “Advisor”) dated June 23, 2006.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following

SCHEDULE A
Effective November 1, 2008

SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND FUNDS

Name of Separate Account and Date Established by the Board of Trustees	Name of Contract Funded by Separate Account	Added
Separate Account VA S November 26, 2001	Flexible Premium Variable Annuity - D Under the marketing name Huntington Allstar Select	June 23, 2006

Separate Account VA B June 19, 1990	Transamerica Landmark Variable Annuity under the marketing name “Huntington Landmark”	September 1, 2007
Applicable Fund	CUSIP	Added
Huntington VA Income Equity Fund	446771107	June 23, 2006
Huntington VA Growth Fund	446771206	June 23, 2006
Huntington VA Dividend Capture Fund	446771305	June 23, 2006
Huntington VA Mid Corp America Fund	446771503	June 23, 2006
Huntington VA New Economy Fund	446771602	June 23, 2006
Huntington VA Rotating Markets Fund	446771701	June 23, 2006
Huntington VA Macro 100 Fund	446771875	June 23, 2006
Huntington VA Mortgage Securities Fund	446771867	June 23, 2006
Huntington VA International Equity Fund	446771800	June 23, 2006
Huntington VA Situs Fund	446771883	June 23, 2006
Huntington VA Real Strategies Fund	446327215	September 1, 2007
Huntington VA Balanced Fund	446327165	November 1, 2008

IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of November 1, 2008.

TRANSAMERICA LIFE INSURANCE COMPANY	EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time.

By: /s/ Arthur D. Woods	By: /s/ Charles L. Davis, Jr.
Name: Arthur D. Woods	Name: Charles L. Davis, Jr.
Its: Vice President	Its: President

THE HUNTINGTON FUNDS	HUNTINGTON ASSET ADVISORS, INC.
on its behalf and on behalf of each Fund named in this Schedule A, as may be amended from time to time:

By: /s/ George M. Polatas	By: /s/ B. Randolph Bateman
Name: George M. Polatas	Name: B. Randolph Bateman
Its: Vice President	Its: President

TRANSAMERICA FINANCIAL LIFE
INSURANCE COMPANY
On its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time.

By: /s/ Arthur D. Woods
Name: Arthur D. Woods
Its: Vice President